    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 1998
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                          BMJ MEDICAL MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       65-0676079
  (State or other jurisdiction                  (I.R.S. employer identification
of incorporation or organization)                           number)

                                  -------------

        4800 NORTH FEDERAL HIGHWAY, SUITE 101E, BOCA RATON, FLORIDA 33431
                    (Address of principal executive offices)

                                  -------------


                          BMJ MEDICAL MANAGEMENT, INC.
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                  -------------

                               NARESH NAGPAL, M.D.
                      President and Chief Executive Officer
                          BMJ Medical Management, Inc.
                     4800 North Federal Highway, Suite 101E
                            Boca Raton, Florida 33431
                                 (561) 391-1311
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  -------------

                                    Copy to:
                             Lawrence G. Graev, Esq.
                        O'Sullivan Graev & Karabell, LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-2400


                                  -------------

                                                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
   Title of each class of                                   Proposed maximum           Proposed maximum
      securities to be               Amount to be          offering price per         aggregate offering            Amount of
         registered                  registered(1)              share(2)                   price(2)              registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001                2,000,000 shares               $7.06                   $14,120,000                $4,165.40
par value per share
-----------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration as provided by the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based on the average of the reported high and low sales prices of the Common Stock on the Nasdaq Stock Market National Market on February 6, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE


         The following documents, which have been filed by BMJ Medical Management, Inc. (the "Corporation") with the Commission, are hereby incorporated by reference in this Registration Statement:

               (a) The Corporation's definitive Prospectus dated February 4, 1998, as filed with the Commission pursuant to Rule 424(b) under the Securities Act.

               (b) The description of the Common Stock contained in the Corporation's Registration Statement on Form 8-A (File No. 001-13785), filed with the Commission pursuant to the Exchange Act.

         All documents filed by the Corporation with the Commission subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.          DESCRIPTION OF SECURITIES

                 Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

                 Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article VI of the Corporation's Amended and Restated Certificate of Incorporation eliminates the liability of the Corporation's directors to the Corporation or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

         Section 145 of the DGCL provides for indemnification by the Corporation of its directors and officers. In addition, Article IX, Section 1 of the Corporation's By-laws requires the Corporation to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Corporation has entered into indemnity agreements with its directors which obligate the Corporation to indemnify such directors to the fullest extent permitted by the DGCL. The Corporation also maintains officers' and directors' liability insurance, which insures against liabilities that officers and directors of the Corporation may incur in such capacities.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

                 Not applicable.

ITEM 8.          EXHIBITS

   Exhibit No.                            Description
   -----------                            -----------

    *4.1    Amended and Restated Certificate of Incorporation of the Corporation

    *4.2    By-laws of the Corporation

    *4.3    BMJ Medical Management, Inc. 1996 Stock Option Plan

      5 Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such counsel) regarding the legality of securities being registered


    23.1    Consent of O'Sullivan Graev & Karabell, LLP (included in Exhibit 5)

    23.2    Consent of Ernst & Young, independent auditors

     24     Powers of Attorney (included in page II-4)


-------------------
* Filed as an exhibit to the Corporation's Registration Statement on Form S-1 (File No. 333-35759) or an amendment thereto and incorporated herein by reference.

ITEM 9.        UNDERTAKINGS

               (a) The undersigned Corporation hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on the 18th day of February, 1998.

                              BMJ MEDICAL MANAGEMENT, INC.


                              By:/s/ Naresh Nagpal, M.D.
                                 ----------------------------------------------
                                 Name:  Naresh Nagpal, M.D.
                                 Title: President and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Naresh Nagpal and David H. Fater, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 18th day of February, 1998, by the following persons in the capacities indicated.

           Signature                                            Title
           ---------                                            -----

         /s/ Naresh Nagpal, M.D.            President, Chief Executive Officer and Director
---------------------------------------     (Principal Executive Officer)
           Naresh Nagpal, M.D.

                                            Executive Vice President, Chief Financial Officer,
           /s/ David H. Fater               Secretary and Director (Principal Financial and
---------------------------------------     Accounting Officer)
             David H. Fater



            /s/ Georges Daou
---------------------------------------
              Georges Daou                  Director


      /s/ Stewart G. Eidelson, M.D.
---------------------------------------
        Stewart G. Eidelson, M.D.           Director


            /s/ Ann H. Lamont
---------------------------------------
              Ann H. Lamont                 Director


          /s/ Donald J. Lothrop
---------------------------------------
            Donald J. Lothrop               Director

           Signature                        Title
           ---------                        -----


          /s/ James M. Fox, M.D.
---------------------------------------
            James M. Fox, M.D.              Director
